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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            RAINMAKER SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)

           DELAWARE                                  33-0442860
      (State of incorporation                   (I.R.S. Employer
      or organization)                          Identification No.)

      1800 GREEN HILLS ROAD, SCOTTS VALLEY, CALIFORNIA                  95066
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                      Name of each exchange on which
      to be so registered                      each class is to be registered

            None.
------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:
 333-86445 (if applicable)
-----------

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE
--------------------------------------------------------------------------------
                               (Title of Class)

--------------------------------------------------------------------------------
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the "Common Stock"), of Rainmaker Systems, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" at page 53 of the Registrant's Registration Statement on Form S-1, Registration No. 333-86445 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, and such description is incorporated herein by this reference.

Item 2. Exhibits.

     The following documents are included as Exhibits to the Registrant's Registration Statement and incorporated herein by this reference:

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            Exhibit Description                                                                      Form S-1 Exhibit Number
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
     (a)    Certificate of Incorporation of Rainmaker Systems, Inc.                                            3.1

     (b)    Bylaws of Rainmaker Systems, Inc.                                                                  3.2

     (c)    Specimen certificate representing shares of common stock of Rainmaker Systems, Inc.                4.1

     (d)    Registration Rights Agreement dated March 8, 1994 between UniDirect Corporation and                4.2
            Silicon Valley Bank.

     (e)    Registration Rights Agreement dated February 12, 1999 among Rainmaker Systems, Inc.,               4.3
            ABS Capital Partners III, L.P., H & Q Rainmaker Investors, L.P., Hambrecht & Quist
            California, Hambrecht & Quist Employee Venture Fund, L.P. II and The Santa Cruz
            Operation, Inc.
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                                       2

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: October 29, 1999           RAINMAKER SYSTEMS, INC.


                                 By:  /s/ Michael Silton
                                    --------------------------------------------
                                          Michael Silton, Chairman of the Board,
                                          President and Chief Executive Officer